As filed with the Securities and Exchange Commission on May 17, 2019.

Registration No. 33-35071

Registration No. 33-47981

Registration No. 333-84815

Registration No. 333-84813

Registration No. 333-84811

Registration No. 333-113315

Registration No. 333-138811

Registration No. 333-157778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-35071

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-47981

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-84815

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-84813

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-84811

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-113315

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-138811

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157778

UNDER THE SECURITIES ACT OF 1933

COOPER TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	34-4297750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Lima Avenue, Findlay, Ohio 45840

(Address of Principal Executive Offices) (Zip Code)

Cooper Tire & Rubber Company Spectrum Investment Savings Plan (formerly the Thrift and Profit Sharing Plan)

Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)

Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana)

(Full title of the plans)

Stephen Zamansky

Vice President, General Counsel and Secretary

Cooper Tire & Rubber Company

701 Lima Avenue

Findlay, Ohio 45840

(419) 423-1321

With a copy to:

Andrew C. Thomas

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

(216) 586-3939

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Cooper Tire & Rubber Company, a Delaware corporation (the “Company” or the “Registrant”), is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Company’s Registration Statements on Form S-8 (Nos. 33-35071; 33-47981; 333-84815; 333-84813; 333-84811; 333-113315; 333-138811; and 333-157778) (collectively, the “Registration Statements”), which relate to: (i) the Cooper Tire & Rubber Company Spectrum Investment Savings Plan (formerly the Thrift and Profit Sharing Plan); (ii) the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay); and (iii) the Cooper Tire & Rubber Pre-Tax Savings Plan (Texarkana) (collectively, the “Plans”). The Registration Statements registered shares (“Shares”) of common stock of the Company, par value $1.00 per share (“Common Stock”), along with an indeterminate amount of plan interests (collectively with the Shares, the “Securities”), to be offered and sold pursuant to the Plans.

The Plans no longer offer Common Stock as an investment option. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, pursuant to the undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the Securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any remaining Securities that were registered for issuance pursuant to the Registration Statements and that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, as of the 17th day of May, 2019.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
Name:	JACK JAY MCCRACKEN
Title:	Vice President, Assistant General Counsel &
Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities indicated as of the 17th day of May, 2019.

Signature	Title

/s/ Bradley E. Hughes BRADLEY E. HUGHES	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Christopher J. Eperjesy CHRISTOPHER J. EPERJESY	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark A. Young MARK A. YOUNG	Director of External Reporting (Principal Accounting Officer)

/s/ Thomas P. Capo THOMAS P. CAPO	Director

/s/ Steven M. Chapman STEVEN M. CHAPMAN	Director

/s/ Susan F. Davis SUSAN F. DAVIS	Director

/s/ Kathryn P. Dickson KATHRYN P. DICKSON	Director

/s/ John J. Holland JOHN J. HOLLAND	Director

/s/ Tracey I. Joubert TRACEY I. JOUBERT	Director

/s/ Gary S. Michel GARY S. MICHEL	Director

/s/ Brian C. Walker BRIAN C. WALKER
Director

/s/ Robert D. Welding
ROBERT D. WELDING	Director

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, as of the 17th day of May, 2019.

COOPER TIRE & RUBBER COMPANY SPECTRUM INVESTMENT SAVINGS PLAN (FORMERLY THE THRIFT AND PROFIT SHARING PLAN)

COOPER TIRE & RUBBER COMPANY PRE-TAX SAVINGS PLAN (FINDLAY)

COOPER TIRE & RUBBER COMPANY PRE-TAX SAVINGS PLAN (Texarkana)

By:	/s/ Christopher J. Eperjesy
Name:	CHRISTOPHER J. EPERJESY
Title:	Senior Vice President and Chief Financial Officer

Plan Administrator